================================================================================





                         REGISTRATION RIGHTS AGREEMENT


                                     among


                         OUTBOARD MARINE CORPORATION,

                       QUANTUM INDUSTRIAL PARTNERS LDC,

                           GREENLAKE HOLDINGS II LLC

                                      and

                           GREENMARINE HOLDINGS LLC



                           --------------------------

                            Dated: January 28, 2000

                           --------------------------



================================================================================

                              TABLE OF CONTENTS
                              -----------------

                                                                                  Page
                                                                                  ----
1.   Definitions..............................................................       1

2.   General; Securities Subject to this Agreement............................       5
     (a)    Grant of Rights...................................................       5
     (b)    Registrable Securities............................................       5
     (c)    Holders of Registrable Securities.................................       5

3.   Demand Registration......................................................       6
     (a)    Request for Demand Registration...................................       6
     (b)    Incidental or "Piggy-Back" Rights with Respect to a Demand
            Registration......................................................       6
     (c)    Effective Demand Registration.....................................       7
     (d)    Expenses..........................................................       7
     (e)    Underwriting Procedures...........................................       8
     (f)    Selection of Underwriters.........................................       8

4.   Incidental or "Piggy-Back" Registration..................................       8

5.   Form S-3 Registration....................................................      10
     (a)    Request for a Form S-3 Registration...............................      10
     (b)    Form S-3 Underwriting Procedures..................................      10
     (c)    Limitations on Form S-3 Registrations.............................      11
     (d)    Expenses..........................................................      11
     (e)    No Demand Registration............................................      12

6.   Holdback Agreements......................................................      12
     (a)    Restrictions on Public Sale by Designated Holders.................      12
     (b)    Restrictions on Public Sale by the Company........................      12

7.   Registration Procedures..................................................      12
     (a)    Obligations of the Company........................................      12
     (b)    Seller Information................................................      15
     (c)    Notice to Discontinue.............................................      16
     (d)    Registration Expenses.............................................      16

8.   Indemnification; Contribution............................................      16
     (a)    Indemnification by the Company....................................      16
     (b)    Indemnification by Designated Holders.............................      17
     (c)    Conduct of Indemnification Proceedings............................      18
     (d)    Contribution......................................................      18

9.   Rule 144.................................................................      19

10.  Miscellaneous............................................................      19
     (a)    Recapitalizations, Exchanges, etc.................................      19
     (b)    No Inconsistent Agreements........................................      20
     (c)    Remedies..........................................................      20
     (d)    Amendments and Waivers............................................      20
     (e)    Notices...........................................................      20
     (f)    Successors and Assigns; Third Party Beneficiaries.................      22
     (g)    Counterparts......................................................      23
     (h)    Headings..........................................................      23
     (i)    GOVERNING LAW.....................................................      23
     (j)    Severability......................................................      23
     (k)    Entire Agreement..................................................      23
     (l)    Further Assurances................................................      24
     (m)    Other Agreements..................................................      24

                                  EXHIBIT 4.13


                         REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT, dated January 28, 2000 (this "Agreement"), among Outboard Marine Corporation, a Delaware corporation (the "Company"), Quantum Industrial Partners LDC, a Cayman Islands limited duration company ("QIP"), Greenlake Holdings II LLC, a Delaware limited liability company
          ---
("Greenlake"), and Greenmarine Holdings LLC, a Delaware limited liability
  ---------
company ("Greenmarine," and together with QIP and Greenlake, the
          -----------
"Stockholders").
 ------------

          WHEREAS, pursuant to the Series A Convertible Preferred Stock and Warrant Purchase Agreement, dated the date hereof (the "Stock Purchase
                                                        --------------
Agreement"), among the Company, QIP and Greenlake, the Company has agreed to issue and sell to QIP and Greenlake, (a) an aggregate of 650,000 shares of Series A Convertible Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock") and (b) warrants (the "Warrants") to purchase, subject
      ---------------                          --------
to the terms and conditions thereof, an aggregate of 5,750,000 shares of Common Stock;

          WHEREAS, concurrently herewith, the Company, QIP and Greenlake are entering into the Stockholders' Agreement (as hereinafter defined), pursuant to which the parties thereto have agreed to, among other things, certain first offer and tag-along rights and preemptive rights;

          WHEREAS, QIP and Greenlake, or Affiliates thereof, are the members of Greenmarine, and Greenmarine is the holder of 20,400,000 shares of Common Stock; and

          WHEREAS, in order to induce each of QIP and Greenlake to purchase its shares of Preferred Stock and the Warrants, the Company has agreed to grant registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Definitions.  As used in this Agreement the following terms have
               -----------
the meanings indicated:

               "Affiliate" shall mean any Person who is an "affiliate" (as
                ---------
defined in Rule 12b-2 of the General Rules and Regulations under the Exchange
Act) of, and any Person controlling, controlled by or under common control with, any

Stockholder. For the purposes of this Agreement, "control" includes the ability to have investment discretion through contractual means or by operation of law.

               "Approved Underwriter" has the meaning set forth in Section 3(f)
                --------------------
of this Agreement.

               "Business Day" means any day other than a Saturday, Sunday or
                ------------
other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

               "Closing Price" means, with respect to the Registrable
                -------------
Securities, as of the date of determination, (a) the closing price per share of a Registrable Security on such date published in The Wall Street Journal or, if
                                                 -----------------------
no such closing price on such date is published in The Wall Street Journal, the
                                                   -----------------------
average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange (including, without limitation, The Nasdaq Stock Market, Inc.) on which the Registrable Securities are then listed or admitted to trading; or (b) if the Registrable Securities are not then listed or admitted to trading on any national securities exchange but are designated as national market system securities by the NASD, the last trading price per share of a Registrable Security on such date; or (c) if there shall have been no trading on such date or if the Registrable Securities are not so designated, the average of the reported closing bid and asked prices of the Registrable Securities on such date as shown by The Nasdaq Stock Market, Inc. (or its successor) and reported by any member firm of The New York Stock Exchange, Inc. selected by the Company; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Company_s Board of Directors or, if such determination is not satisfactory to the Designated Holder for whom such determination is being made, by a nationally recognized investment banking, accounting or consulting firm selected by the Company and such Designated Holder, the expenses for which shall be borne equally by the Company and such Designated Holder. If trading is conducted on a continuous basis on any exchange, then the closing price shall be at 4:00 P.M. New York City time.

               "Commission" means the Securities and Exchange Commission or any
                ----------
similar agency then having jurisdiction to enforce the Securities Act.

               "Common Stock" means the Common Stock, par value $.01 per share,
                ------------
of the Company or any other capital stock of the Company into which such stock is reclassified or reconstituted and any other common stock of the Company.

               "Company" has the meaning set forth in the recitals to this
                -------
Agreement.

               "Company Underwriter" has the meaning set forth in Section 4(a)
                -------------------
of this Agreement.
               "Demand Registration" has the meaning set forth in Section 3(a)
                -------------------
of this Agreement.

               "Designated Holder" means each of the Stockholders and any
                ----------------
transferee of any of them to whom Registrable Securities have been transferred in accordance with Section 10(f) of this Agreement, other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S under the Securities Act (or any successor rule thereto).

              "Exchange Act" means the Securities Exchange Act of 1934, as
               ------------
amended, and the rules and regulations of the Commission thereunder.

               "Greenlake" has the meaning set forth in the recitals to this
                ---------
Agreement.

               "Greenmarine" has the meaning set forth in the recitals to this
                -----------
Agreement.

               "Holders' Counsel" has the meaning set forth in Section 3(d) of
                ----------------
this Agreement.

               "Incidental Registration" has the meaning set forth in Section
                -----------------------
4(a) of this Agreement.

               "Indemnified Party" has the meaning set forth in Section 8(c) of
                -----------------
this Agreement.

               "Indemnifying Party" has the meaning set forth in Section 8(c) of
                ------------------
this Agreement.

               "Initial Public Offering" means the initial public offering of
                -----------------------
the shares of Common Stock of the Company pursuant to an effective Registration Statement filed under the Securities Act.

               "Initiating Holders" has the meaning set forth in Section 3(a) of
                ------------------
this Agreement.

               "Inspector" has the meaning set forth in Section 7(a)(vii) of
                ---------
this Agreement.

               "IPO Effectiveness Date" means the date upon which the Company
                ----------------------
closes its Initial Public Offering.

               "Liability" has the meaning set forth in Section 8(a) of this
                ---------
Agreement.

               "Market Price" means, on any date of determination, the average
                ------------
of the daily Closing Price of the Registrable Securities for the immediately preceding thirty (30) days on which the national securities exchanges are open for trading.

               "NASD" means the National Association of Securities Dealers, Inc.
                ----

               "Person" means any individual, firm, corporation, partnership,
                ------
limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

               "Preferred Stock" has the meaning set forth in the recitals to
                ---------------
this Agreement.

               "QIP" has the meaning set forth in the recitals to this
                ---
Agreement.

               "Records" has the meaning set forth in Section 7(a)(vii) of this
                -------
Agreement.

               "Registrable Securities" means each of the following:  (a) any
                ----------------------
and all shares of Common Stock owned by the Designated Holders on the date hereof or issued or issuable to such Designated Holders upon conversion of shares of Preferred Stock or exercise of the Warrants and (b) any shares of Common Stock issued or issuable to any of the Designated Holders with respect to the Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of Common Stock issuable upon conversion, exercise or exchange thereof.

               "Registration Expenses" has the meaning set forth in Section 7(d)
                ---------------------
of this Agreement.

               "Registration Statement" means a Registration Statement filed
                ----------------------
pursuant to the Securities Act.

               "S-3 Initiating Holders" has the meaning set forth in Section
                ----------------------
5(a) of this Agreement.

               "S-3 Registration" has the meaning set forth in Section 5(a) of
                ----------------
this Agreement.

               "Securities Act" means the Securities Act of 1933, as amended,
                --------------
and the rules and regulations of the Commission promulgated thereunder.

               "Stock Purchase Agreement" has the meaning set forth in the
                ------------------------
recitals to this Agreement.

               "Stockholders" means each of QIP, Greenlake and Greenmarine
                ------------
and any transferee of any of them to whom Registrable Securities are transferred in accordance with Section 10(f) of this Agreement.

               "Stockholders' Agreement" means the Stockholders' Agreement,
                ------------
dated the date hereof, among the Company, QIP and Greenlake.

               "Warrants" has the meaning set forth in the recitals to this
                --------
Agreement.

          2.   General; Securities Subject to this Agreement.
               ---------------------------------------------

               (a)  Grant of Rights.  The Company hereby grants registration
                    ---------------
rights to the Designated Holders upon the terms and conditions set forth in this Agreement.

               (b)  Registrable Securities.  For the purposes of this Agreement,
                    ----------------------
Registrable Securities will cease to be Registrable Securities as to any Designated Holder, when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) the entire amount of the Registrable Securities held by such Designated Holder may be sold in a single sale, in the opinion of counsel satisfactory to the Company and the Designated Holder, each in their reasonable judgment, pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act, or (iii) the Registrable Securities are proposed to be sold or distributed by a Person not entitled to the registration rights granted by this Agreement.

               (c)  Holders of Registrable Securities.  A Person is deemed to
                    ---------------------------------
be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option granted by the Company to purchase, or a security issued by the Company convertible into or exercisable or exchangeable for, Registrable

Securities whether or not such acquisition or conversion has actually been effected. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion of another security shall be deemed outstanding for the purposes of this Agreement.

          3.   Demand Registration .
               -------------------

               (a)  Request for Demand Registration.  At any time commencing 180
                    -------------------------------
days after the IPO Effectiveness Date, the holders of at least 15% of the then outstanding Registrable Securities that have an aggregate offering price of at least $10,000,000 (the "Initiating Holders"), may make a written request to the
                        ------------------
Company to register, and the Company shall register, under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or S-8 or any successor thereto) (a "Demand Registration"), the number of Registrable
                       -------------------
Securities stated in such request; provided, however, that the Company shall not
                                   --------  -------
be obligated to effect more than four such Demand Registrations on a Securities Act registration form other than Form S-3 (or any successor form thereto). If at the time of any request to register Registrable Securities pursuant to this
Section 3(a), the Company is engaged in, or has fixed plans to engage in within sixty (60) days of the time of such request, a registered public offering or is engaged in any other activity which, in the good faith determination of the Board of Directors of the Company, would be adversely affected by the Demand Registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a reasonable period not in excess of sixty (60) days from the effective date of such offering or the date of completion of such other activity, as the case may be, such right to delay a request to be exercised by the Company not more than two non-consecutive times in any twelve (12) month period; provided, that two such 60-day periods may be
                                 --------
consecutive in the event that (i) the Company would be required to disclose in the prospectus contained in the Registration Statement information not otherwise publicly disclosed, and (ii) there is a likelihood, in the reasonable judgment of the Board of Directors of the Company, that such disclosure, or any other action to be taken in connection with such prospectus, would materially and adversely affect or interfere with any financing, acquisition, merger or similar transaction involving the Company. Each request for a Demand Registration by the Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof.

               (b)  Incidental or "Piggy-Back" Rights with Respect to a Demand
                    ----------------------------------------------------------
Registration.  Each of the Designated Holders (other than Initiating Holders
------------
which have requested a registration under Section 3(a)) may offer its or his Registrable Securities under any Demand Registration pursuant to this Section 3(b). Within ten (10) days after the receipt of a request for a Demand Registration from an Initiating

Holder, the Company shall (i) give written notice thereof to all of the Designated Holders (other than Initiating Holders which have requested a registration under Section 3(a)) and (ii) subject to Section 3(e), include in such registration all of the Registrable Securities held by such Designated Holders from whom the Company has received a written request for inclusion therein within ten (10) days of the receipt by such Designated Holders of such written notice referred to in clause (i) above. Each such request by such Designated Holders shall specify the number of Registrable Securities proposed to be registered. The failure of any Designated Holder to respond within such 10-day period referred to in clause (ii) above shall be deemed to be a waiver of such Designated Holder's rights under this Section 3 with respect to such Demand Registration, provided that any Designated Holder may waive its rights under
              --------
this Section 3 prior to the expiration of such 10-day period by giving written notice to the Company, with a copy to the Initiating Holders. If a Designated Holder sends the Company a written request for inclusion of part or all of such Designated Holder's Registrable Securities in a registration, such Designated Holder shall not be entitled to withdraw or revoke such request without the prior written consent of the Company in its sole discretion unless, as a result of facts or circumstances arising after the date on which such request was made relating to the Company or to market conditions, such Designated Holder reasonably determines that participation in such registration would have a material adverse effect on such Designated Holder.

               (c)  Effective Demand Registration.  The Company shall use its
                    -----------------------------
best efforts to cause any such Demand Registration to become and remain effective not later than sixty (60) days after it receives a request under
Section 3(a) hereof. A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold and (ii) 90 days; provided, however, that a
                                               --------  -------
registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holder.

               (d)  Expenses.  The Company shall pay all Registration
                    --------
Expenses in connection with a Demand Registration (other than underwriting discounts and commissions and brokerage commissions), including the reasonable fees and expenses of one counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration ("Holders Counsel") in connection therewith (not to exceed $15,000), whether or
  ---------------
not such Demand Registration becomes effective.

               (e)  Underwriting Procedures.  If the Company or the Initiating
                    -----------------------
Holders holding a majority of the Registrable Securities held by all of the Initiating Holders so elect, the Company shall use its reasonable best efforts to cause a Demand Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with
Section 3(f). In connection with any Demand Registration under this Section 3 involving an underwritten offering, none of the Registrable Securities held by any Designated Holder making a request for inclusion of such Registrable Securities pursuant to Section 3(b) hereof shall be included in such underwritten offering unless such Designated Holder accepts the terms of the offering as agreed upon by the Company, the Initiating Holders and the Approved Underwriter, and then only in such quantity as will not, in the opinion of the Approved Underwriter, be detrimental to of such offering by the Initiating Holders. If the Approved Underwriter advises the Company that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to be detrimental to such offering, then the Company shall include in such registration only the aggregate amount of Registrable Securities that the Approved Underwriter believes may be sold without any such detrimental effect and shall reduce the amount of Registrable Securities to be included in such registration, first as to the Company, second as to the Designated Holders
                   -----                    ------
(who are not Initiating Holders and who requested to participate in such registration pursuant to Section 3(b) hereof) as a group, if any, and third as
                                                                      -----
to the Initiating Holders as a group, pro rata within each group based on the number of Registrable Securities owned by each such Designated Holder or Initiating Holder, as the case may be.

               (f)  Selection of Underwriters.  If any Demand Registration or
                    -------------------------
S-3 Registration, as the case may be, of Registrable Securities is in the form of an underwritten offering, the Company shall use its reasonable best efforts to select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the "Approved Underwriter"); provided,
                                               --------------------    --------
however, that the Approved Underwriter shall, in any case, also be approved by
-------
the Initiating Holders or S-3 Initiating Holders, as the case may be, such approval not to be unreasonably withheld.

          4.   Incidental or "Piggy-Back" Registration.
               ---------------------------------------

          (a)  Request for Incidental Registration.  At any time after the IPO
               -----------------------------------
Effectiveness Date, if the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor thereto or pursuant to Rule 415 under the Securities Act) or for the account of any stockholder of the Company other than the Designated Holders, then the Company shall give written notice of such proposed filing to each of the Designated Holders at least twenty (20) days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request (an "Incidental Registration"). The Company shall use its reasonable best efforts
 -----------------------
to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the "Company Underwriter") to permit each of the Designated Holders who have requested in writing to participate in the Incidental Registration to include its or his Registrable Securities in such offering on the same terms and conditions as the securities of the Company or the account of such other stockholder, as the case may be, included therein. In connection with any Incidental Registration under this Section 4(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter, and then only in such quantity as the Company Underwriter believes will not be detrimental to the success of the offering by the Company and such other stockholders. If the Company Underwriter determines that the registration of all or part of the Registrable Securities which the Designated Holders have requested to be included would be detrimental to such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such detrimental effect, (i) if such offering is by the Company for its own account, then first, all of the securities to be offered for the account of the
              -----
Company; second, the Registrable Securities to be offered for the account of the
         ------
Designated Holders pursuant to this Section 4, pro rata based on the number of Registrable Securities owned by each such Designated Holder; and third, any
                                                                 -----
other securities requested to be included in such offering; or (ii) if such offering is for the account of any stockholder of the Company other than the Designated Holders, then first, all of the securities to be offered for the
                         -----
account of such stockholder; and second, the Registrable Securities to be
                                 ------
offered for the account of the Designated Holders pursuant to this Section 4, pro rata based on the number of Registrable Securities owned by each such Designated Holder, and any securities to be offered for the account of the Company, ratably.

          (b)  Expenses.  The Company shall bear all Registration Expenses
               --------
(other than underwriting discounts and commissions and brokerage commissions), including the reasonable fees and expenses of Holders' Counsel in connection therewith (not to exceed $15,000) in connection with any Incidental

Registration pursuant to this Section 4, whether or not such Incidental Registration becomes effective.

          5.   Form S-3 Registration.
               ---------------------

               (a)  Request for a Form S-3 Registration.  Upon the Company
                    -----------------------------------
becoming eligible for use of Form S-3 (or any successor form thereto) under the Securities Act in connection with a public offering of its securities, in the event that the Company shall receive from one or more of the Stockholders (the "S-3 Initiating Holders"), a written request that the Company register, under
 ----------------------
the Securities Act on Form S-3 (or any successor form then in effect) (an "S-3
                                                                           ---
Registration"), all or a portion of the Registrable Securities owned by such S-3
------------
Initiating Holders, the Company shall give written notice of such request to all of the Designated Holders (other than S-3 Initiating Holders which have requested an S-3 Registration under this Section 5(a)) at least thirty (30) days before the anticipated filing date of such Form S-3, and such notice shall describe the proposed registration and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request in writing to the Company, given within fifteen
(15) days after their receipt from the Company of the written notice of such registration. With respect to each S-3 Registration, the Company shall, subject to Section 5(b), (i) include in such offering the Registrable Securities of the S-3 Initiating Holders, and (ii) use its reasonable best efforts to (x) cause such registration pursuant to this Section 5(a) to become and remain effective as soon as practicable, but in any event not later than forty-five (45) days after it receives a request therefor and (y) include in such offering the Registrable Securities of the Designated Holders (other than S-3 Initiating Holders which have requested an S-3 Registration under this Section 5(a)) who have requested in writing to participate in such registration on the same terms and conditions as the Registrable Securities of the S-3 Initiating Holders included therein. Each S-3 Registration shall remain continuously effective for the lesser of (A) the period during which all Registrable Securities registered in such registration are sold, and (B) 90 days.

               (b)  Form S-3 Underwriting Procedures.  If the Company or the S-3
                    --------------------------------
Initiating Holders holding a majority of the Registrable Securities held by all of the S-3 Initiating Holders so elect, the Company shall use its reasonable best efforts to cause such S-3 Registration pursuant to this Section 5 to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(f). In connection with any S-3 Registration under Section 5(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, the Approved Underwriter and the S-3 Initiating Holders, and then only in such quantity as such underwriter believes will not be detrimental to of such offering by the S-3

Initiating Holders. If the Approved Underwriter believes that the registration of all or part of the Registrable Securities which the S-3 Initiating Holders and the other Designated Holders have requested to be included would be detrimental to the success of such public offering, then the Company shall be required to include in the underwritten offering, to the extent of the amount that the Approved Underwriter believes may be sold without causing such detrimental effect, first, all of the Registrable Securities to be offered for
                    -----
the account of the S-3 Initiating Holders, pro rata based on the number of Registrable Securities owned by such S-3 Initiating Holders; second, the
                                                             ------
Registrable Securities to be offered for the account of the other Designated Holders who requested inclusion of their Registrable Securities pursuant to
Section 5(a), pro rata based on the number of Registrable Securities owned by such Designated Holders; and third, any other securities requested to be
                             -----
included in such offering.

               (c)  Limitations on Form S-3 Registrations. If at the time of any
                    -------------------------------------
request to register Registrable Securities pursuant to Section 5(a), the Company is engaged in, or has fixed plans to engage in within sixty (60) days of the time of such request, a registered public offering or is engaged in any other activity which, in the good faith determination of the Board of Directors of the Company, would be adversely affected by the requested S-3 Registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a reasonable period not in excess of sixty (60) days from the effective date of such offering, such right to delay a request to be exercised by the Company not more than two non-consecutive times in any twelve (12) month period; provided, that two such 60-day periods may be
                          --------
consecutive in the event that (i) the Company would be required to disclose in the prospectus relating to such S-3 Registration information not otherwise publicly disclosed, and (ii) there is a likelihood, in the reasonable judgment of the Board of Directors of the Company, that such disclosure, or any other action to be taken in connection with such S-3 Registration would materially and adversely affect or interfere with any financing, acquisition, merger or similar transaction involving the Company. In addition, the Company shall not be required to effect any registration pursuant to Section 5(a), (i) within 180 days after the pricing date of the Initial Public Offering, (ii) if within the twelve (12) month period preceding the date of such request, the Company has effected two (2) registrations on Form S-3 pursuant to Section 5(a), (iii) if Form S-3 is not available for such offering by the S-3 Initiating Holders or
(iv) if the S-3 Initiating Holders, together with the Designated Holders (other than S-3 Initiating Holders which have requested an S-3 Registration under
Section 5(a)) registering Registrable Securities in such registration, propose to sell their Registrable Securities at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the date of filing of the Form S-3 with respect to such Registrable Securities) to the public of less than $1,000,000.

               (d)  Expenses.  The Company shall bear all Registration Expenses
                    --------
(other than underwriting discounts and commissions and brokerage commissions), including the reasonable fees and expenses of Holders' Counsel (not to exceed $15,000) in connection therewith in connection with any S-3 Registration pursuant to this Section 5, whether or not such S-3 Registration become effective.

               (e)  No Demand Registration.  No registration requested by any
                    ----------------------
Designated Holder pursuant to this Section 5 shall be deemed a Demand Registration pursuant to Section 3.

          6.   Holdback Agreements.
               -------------------

               (a)  Restrictions on Public Sale by Designated Holders.  To the
                    -------------------------------------------------
extent requested (i) by the Company, the Initiating Holders or the S-3 Initiating Holders, as the case may be, in the case of a non-underwritten public offering and (ii) by the Approved Underwriter or the Company Underwriter, as the case may be, in the case of an underwritten public offering, each Designated Holder of Registrable Securities agrees (x) not to directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, and
(y) not to make any request for a Demand Registration or S-3 Registration under this Agreement, during the ten (10) days prior to, and during the ninety (90) day period (or 180 day period in the case of the Initial Public Offering) or such shorter period, if any, mutually agreed upon by such Designated Holder, the Company and the requesting party beginning on the effective date of such Registration Statement (except as part of such registration).

               (b)  Restrictions on Public Sale by the Company.  To the extent
                    ------------------------------------------
requested (i) by QIP or Greenlake, as the case may be, in the case of a non-underwritten public offering and (ii) by the Approved Underwriter or the Company Underwriter, as the case may be, in the case of an underwritten public offering the Company agrees not to effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or S-8 or any successor thereto), during the ten (10) days prior to, and during the period beginning on the effective date of any Registration Statement in which the Designated Holders of Registrable Securities are participating and ending on the earlier of (i) the date on which all Registrable Securities registered on such Registration Statement are sold and (ii) 90 days after the effective date of such Registration Statement (except as part of such registration).

          7.   Registration Procedures.
               -----------------------

               (a)  Obligations of the Company.  Whenever registration of
                    --------------------------
Registrable Securities has been requested pursuant to Section 3, Section 4 or

Section 5 of this Agreement, the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as is reasonably practicable, and in connection with any such request, the Company shall, as expeditiously as is reasonably possible:

               (i) prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide Holders' Counsel and any other Inspector with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the Commission, subject to such documents being under the Company_s control, and (y) the Company shall notify the Holders_ Counsel and each seller of Registrable Securities of any stop order issued or threatened by the Commission and take all action required to prevent the entry of such stop order or to remove it if entered;

               (ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) 90 days and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

               (iii) furnish to each seller of Registrable Securities, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such Registration Statement (including each preliminary prospectus) as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

               (iv) register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any seller of Registrable Securities may request, and to continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify
--------  ------
generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7(a)(iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

               (v) notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (vi) enter into and perform customary agreements (including an underwriting agreement in customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in Section 3, Section 4 or
Section 5, as the case may be) and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including, in the case of a firm commitment public offering, causing its officers to participate in "road shows" and other information meetings organized by the Approved Underwriter or Company Underwriter;

               (vii) make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders_ Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an "Inspector" and collectively,
                                                   ---------
the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall
                                                            -------
be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company_s officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company_s judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public without a breach of this paragraph. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company_s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

               (viii) if such sale is pursuant to an underwritten offering, obtain a "cold comfort" letter from the Company_s independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as Holders' Counsel or the managing underwriter reasonably requests;

               (ix) comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve
(12) months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

               (x) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;
        --------

               (xi) keep Holders_ Counsel advised in writing as to the initiation and progress of any registration under Section 3, Section 4 or
Section 5 hereunder;

               (xii) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

               (xiii) take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

          (b)  Seller Information.  The Company may require each seller of
               ------------------
Registrable Securities as to which any registration is being effected to furnish, and such seller shall furnish, to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

               (c)  Notice to Discontinue. Each Designated Holder of Registrable
                    ---------------------
Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(a)(v), such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 7(a)(v) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Designated Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 7(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7(a)(v) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 7(a)(v).

               (d)  Registration Expenses. The Company shall pay all expenses
                    ---------------------
(other than as set forth in Sections 3(d) and 4(b) arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation, (i) Commission, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with "blue sky" qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses and (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any "cold comfort" letters or any special audits incident to or required by any registration or qualification) and any legal fees, charges and expenses incurred by the Company. All of the expenses described in the preceding sentence of this
Section 7(d) are referred to herein as "Registration Expenses."
                                        ---------------------

          8.   Indemnification; Contribution.
               -----------------------------

               (a)  Indemnification by the Company. The Company agrees to
                    -------------------------------
indemnify and hold harmless each Designated Holder and each Person who controls (within the meaning of Section 15 of the Securities Act) such Designated Holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (collectively, "Liabilities"),
                                                              -----------
arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any

Registration Statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, except insofar as such Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement, preliminary prospectus or final prospectus in reliance upon information concerning such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use therein, including, without limitation, the information furnished to the Company pursuant to Section 8(b) or failure of a Designated Holder to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Designated Holder with copies of the same. The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Holders of Registrable Securities.

               (b)  Indemnification by Designated Holders. In connection with
                    -------------------------------------
any Registration Statement in which a Designated Holder is participating pursuant to Section 3, Section 4 or Section 5 hereof, each such Designated Holder shall promptly furnish to the Company in writing such information with respect to such Designated Holder as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement or prospectus and all information required to be disclosed in order to make the information previously furnished to the Company by such Designated Holder not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such Designated Holder necessary in order to make the statements therein not misleading. Each Designated Holder agrees to indemnify and hold harmless the Company, its affiliates and directors any underwriter retained by the Company and each Person who controls the Company or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Designated Holders, but only with respect to any such information with respect to such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use in such registration statement or prospectus, including, without limitation, the information furnished to the Company pursuant to this Section 8(b); provided, however, that the total amount
                                       --------  -------
to be indemnified by such Designated Holder pursuant to this Section 8(b) shall be limited to the net proceeds received by such Designated Holder in the offering to which the Registration Statement or prospectus relates.

               (c)  Conduct of Indemnification Proceedings. Any Person entitled
                    --------------------------------------
to indemnification hereunder (the "Indemnified Party") agrees to give prompt
                                   -----------------
written notice to the indemnifying party (the "Indemnifying Party") after the
                                               ------------------
receipt